SUB-ITEM 77H

As of June 25, 2012, the following entity no longer owns 25% or more of the voting securities of MFS Blended Research Growth Portfolio:

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|PERSON/ENTITY                           |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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AS OF JUNE 25, 2012, THE FOLLOWING  ENTITY  NO  LONGER  OWNS  25% OR MORE OF THE
VOTING SECURITIES OF MFS BLENDED RESEARCH VALUE PORTFOLIO:

PERSON/ENTITY
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|                                        |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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